UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual General Meeting

On June 21, 2017, Playa Hotels & Resorts N.V. (the “Company”) held its annual general meeting of shareholders (the “AGM”) at which the Company’s shareholders approved (i) the adoption of the Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2016 for each of Playa Hotels & Resorts B.V. (the Company’s predecessor) and Porto Holdco B.V. (the Company under its prior name and legal form) and (ii) the discharge from liability for the Company’s directors with respect to the performance of their duties in 2016.

As of the close of business on May 24, 2017, the record date for the AGM (the “Record Date”), there were issued and outstanding 104,457,026 ordinary shares of the Company entitled to vote at the AGM. As of the Record Date, there were no preferred shares of the Company issued and outstanding. At least one-third of the issued and outstanding share capital were present or represented at the AGM with respect to each proposal below, constituting a quorum for each such proposal. The certified results of the matters voted on at the AGM are set forth below.

Proposal No. 1 – Adoption of the Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2016 for each of Playa Hotels & Resorts B.V. and Porto Holdco B.V.:

For	Against	Abstain	Broker Non-Votes
71,727,707	3,245	298,495	—

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 2 – Discharge of the Company’s directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2016:

For	Against	Abstain	Broker Non-Votes
71,357,836	36,913	634,698	—

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Under Dutch law and the Company’s articles of association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

Consent Solicitation

As previously disclosed in the definitive consent solicitation materials filed by the Company with the U.S. Securities and Exchange Commission on June 6, 2017, in connection with the Company’s offer to each holder of the Company’s public and private warrants to purchase one-third of one ordinary share of the Company (“Ordinary Share”) for a purchase price of one-third of $11.50 (the “Warrants”) to receive 0.1 Ordinary Shares in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of the Warrants to approve an amendment (the “Warrant Amendment”) to the warrant agreement relating to the Warrants to provide the Company with the right to require the holders of Warrants not tendered in the Offer to exchange their Warrants for Ordinary Shares of the Company at an exchange ratio of 0.09 ordinary shares for each Warrant.

The Offer and Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on June 19, 2017. A total of 65,933,459 Warrants, or approximately 98.4081% of the 67,000,000 outstanding Warrants, were properly tendered and not withdrawn in the Offer, and were therefore deemed to have consented to the Warrant Amendment. Because consents were received from holders of more than 65% of the Company’s Warrants, the Warrant Amendment was approved. The Company plans to exercise its right under the Warrant Amendment and exchange any remaining outstanding Warrants at an exchange ratio of 0.09 ordinary shares for each Warrant. This exchange is expected to take place on July 17, 2017.

The Company issued 6,593,321 Ordinary Shares in exchange for the Warrants tendered in the Offer, resulting in a total of 110,109,076 Ordinary Shares outstanding as of June 23, 2017 as well as 1,666,883 restricted shares granted pursuant to the Company’s 2017 Omnibus Incentive Plan.

Item 8.01 Other Information.

On June 23, 2017, the Company issued a press release announcing the closing of the Offer and the Consent Solicitation.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company, dated June 23, 2017 announcing the closing of the Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: June 23, 2017	By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski
Chief Executive Officer